EXHIBIT 10




Board of Directors
Venture International Series, Inc.
124 East Marcy Street
Santa Fe, NM  87501

     Re:  Registration of Common Stock under
          Securities Act of 1933 and Investment
          Company Act of 1940

Ladies and Gentlemen:

     We have acted as counsel to Venture International Series, Inc., a Maryland corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form N-1A (the
"Registration Statement") under the Securities Act of 1933 and the Investment Company Act of 1940, relating to the registration, pursuant to Commission Rule 24f-2(a)(1), of an indefinite number of shares of the Corporation's authorized common stock, par value $0.001 per share (the "Common Stock").

     In this regard, we have examined originals or copies of (i) the Articles of Incorporation and By-Laws of the Corporation, and (ii) resolutions of the Board of Directors and such other documents and corporate records as we have deemed appropriate for purposes of rendering this opinion.

     Based upon the foregoing, we are of the opinion that (i) the Common Stock has been duly authorized, and (ii) the shares of Common Stock, when issued by the corporation in the manner set forth in the Registration Statement, will be legally issued, fully paid, and non-assessable, provided that in the aggregate such shares do not exceed the total number of shares of Common Stock authorized for issuance by the Corporation's Articles of Incorporation.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our name in the prospectus and statement of additional information included in the Registration Statement.

                                               Very truly yours,


                                               D'ANCONA & PFLAUM



                                               By: /s/ Sheldon R. Stein
                                               ------------------------
                                                       Sheldon R. Stein